EXHIBIT 10.16

FOURTH AMENDMENT TO
AMENDED AND RESTATED REPLACEMENT LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REPLACEMENT LOAN AGREEMENT (the “Agreement”) is made this 1st day of October, 2001 by and among BIORELIANCE CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware, successor in interest to Microbiological Associates, Inc. (the “Company”), BIORELIANCE TESTING AND DEVELOPMENT, LLC, a limited liability company organized and in good standing under the laws of the State of Delaware (“BT&D LLC”), BIORELIANCE MANUFACTURING, LLC, a limited liability company organized and in good standing under the laws of the State of Delaware (“BMF LLC”) and BIORELIANCE VIRAL MANUFACTURING, INC. (formerly known as Magenta Viral Production, Inc.), successor in interest to BioReliance Testing and Development, Inc. and BioReliance Manufacturing, Inc., a corporation organized and in good standing under the laws of the State of Delaware (“Viral Manufacturing”; together with the Company, BT&D LLC, and BMF LLC, each a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., each a national banking association, its successors and assigns, (the “Lender”).

RECITALS

     A.     The Lender has made certain loans to the Borrowers, as more fully described in that certain Amended and Restated Replacement Loan Agreement by and among the Borrowers and the Lender dated as of October 31, 1997 (as amended from time to time, the “Restated Loan Agreement”);

B.          BioReliance Testing and Development, Inc., formerly known as MA BioServices, Inc. (“BT&D, Inc.”) and BioReliance Manufacturing, Inc., formerly known as Magenta Corporation (“BMF, Inc.”), were previously each a Borrower. Pursuant to a plan of reorganization effected on October 1, 2001 (the “Reorganization”), (i) BT&D, Inc. merged with and into BMF, Inc. and BT&D, Inc. ceased to exist; (ii) BMF, Inc. formed BT&D LLC and contributed all of BT&D, Inc.’s assets (except for certain real property and leasehold improvements) and liabilities to BT&D LLC; (iii) BMF, Inc. merged with and into Magenta Viral Production, Inc. (“Magenta Viral”) and BMF, Inc. ceased to exist; (iv) Magenta Viral formed BMF LLC and contributed substantially all of BMF, Inc.’s assets and liabilities to BMF LLC; and (v) Magenta Viral changed its name to BioReliance Viral Manufacturing, Inc.

     C.     As a result of the Reorganization, the Borrowers have requested and Lender has agreed that BT&D LLC and BMF LLC be added as parties to the Restated Loan Agreement.

     D.     All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Restated Loan Agreement.

AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

     1.     Recitals. The above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

     2.     Additional Parties; Assumption. BT&D LLC and BMF LLC each agree (i) to become a “Borrower” as that term is defined and used in the Restated Loan Agreement; (ii) to be bound by all the terms and conditions of the Restated Loan Agreement; (iii) to assume and agree to pay and perform when due all present and future indebtedness, liabilities and obligations of a Borrower under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto; and (iv) to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents. All references in the Loan Documents to “Borrower” shall be deemed to refer to BT&D LLC and BMF LLC. Furthermore, all present and future obligations of the Borrowers under the Loan Documents shall be deemed to refer to all present and future obligations of BT&D LLC and BMF LLC.

     3.     Line of Credit Replacement Note. From and after the effective date hereof, all references in the Restated Loan Agreement and the Loan Documents to Loan No. 3 and/or the Line of Credit Replacement Note shall be deemed to refer to that certain line of credit in the current maximum principal amount of Two Million Dollars ($2,000,000) as evidenced by that certain Sixth Replacement Revolving Promissory Note of even date herewith in the maximum principal amount of Two Million Dollars ($2,000,000).

     4.     Conditions Precedent. This Agreement shall become effective on the date the Lender receives the following, each of which shall be satisfactory in form and substance to the Lender:

               (a)     A Sixth Replacement Revolving Promissory Note issued and delivered by the Borrowers in the form of EXHIBIT B attached hereto and incorporated herein by reference, payable to the order of the Lender in the maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00) (which Sixth Replacement Revolving Promissory Note is sometimes referred to herein as the “Second Restated Note”);

               (b)     Proof that the Borrowers have paid all costs and expenses to the Lender and its counsel in connection with this Agreement, including but not limited to the Lender’s reasonable attorneys fees invoiced as of such date; and

               (c)     Such other information, instruments, opinions, documents, certificates and reports as the Lender may in its reasonable discretion deem necessary.

     5.     Restated Note.  EXHIBIT B to the Restated Loan Agreement is being replaced in its entirety with EXHIBIT B attached hereto. The Borrowers shall execute and deliver to the Lender on the date hereof the Second Restated Note in substitution for and not satisfaction of, the issued and outstanding Restated Note, and the Second Restated Note shall be the “Line of Credit Replacement Note” for all purposes of the Loan Documents. The Note being substituted pursuant to this Agreement shall be marked “Replaced” and returned to the Company after the execution and delivery of the Second Restated Note to the Lender.

     6.     Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

     7.     Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Restated Loan Agreement and shall be governed and construed in accordance with the laws of the State of Maryland. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

     8.     Acknowledgments. The Borrowers hereby confirm to the Lender the enforceability and validity of each of the Loan Documents. In addition, the Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. The Borrowers issue, remake, ratify and confirm the representations, warranties and covenants contained in the Loan Documents. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.

     9.     Notices. All notices, certificates or other communications under the Loan Documents shall be deemed given when received, if given by hand or courier, or by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Lender:	Bank of America, N.A.
6610 Rockledge Drive
Third Floor
Bethesda, Maryland 20817
Attn: Jeffrey S. Patch
With a copy to:	Troutman Sanders Mays & Valentine LLP
1660 International Drive, Suite 600
McLean, Virginia 22102
Attn: Richard M. Pollak, Esq.

If to the Borrowers:	BioReliance Corporation
14920 Broschart Road
Rockville, Maryland 20850
Attn: John Coker, CFO

     10.     Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

[Signatures are on the next page]

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

WITNESS/ATTEST:	BIORELIANCE CORPORATION

/s/ Evdoxia E. Kopsidas	By: /s/ John L. Coker (SEAL) Name: John L. Coker Title: Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE TESTING AND DEVELOPMENT, LLC

/s/ Evdoxia E. Kopsidas	By: /s/ John L. Coker (SEAL) Name: John L. Coker Title: Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE MANUFACTURING, LLC

/s/ Evdoxia E. Kopsidas	By: /s/ John L. Coker (SEAL) Name: John L. Coker Title: Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE VIRAL MANUFACTURING, INC.

/s/ Evdoxia E. Kopsidas	By: /s/ John L. Coker (SEAL) Name: John L. Coker Title: Vice President— Finance and Administration, Chief Financial Officer

WITNESS:	BANK OF AMERICA, N.A.

/s/ Connie Bruce	By: /s/ Michael J. Radcliffe (SEAL) Name: Michael J. Radcliffe
Title: Vice President